EXHIBIT 10.1 (b)

Amendment to merger agreement dated September 13, 2022

2nd Amendment to Merger and Reorganization Agreement

Merger and Reorganization Agreement is amended as follows:

Article 5(e)(10) is amended and extended from December 31, 2022 to March 31, 2023.

Dated: December 19, 2022

Signed by:

Dana Green
President
GlobalTech Corporation

Babar Ali Syed
President
WorldCall Holding Inc.